EXHIBIT  23:     CONSENT  OF  INDEPENDENT  AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-80180, S-8 No. 33-61355 and S-8 No. 33-02261) pertaining to the 21st Century Insurance Group Savings and Security Plan, the 21st Century Industries Stock Option Plan and the 21st Century Insurance Group Restricted Shares Plan, respectively, of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of 21st Century Insurance Group, included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


/s/ Ernest & Young LLP

Los  Angeles,  California
March  26,  2001


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